UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 27, 2015

LIFELOC TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-54319	84-1053680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12441 West 49th Ave., Unit 4
Wheat Ridge, CO	80033
(Address of Principal Executive Offices)	(Zip Code)

(303) 431-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On January 19, 2015, the board of directors of Lifeloc Technologies, Inc. (the “Company”) appointed G. “Ravi” Ravishankar as the Company’s president, effective February 1, 2015. The Company’s current president and chief executive officer, Barry Knott, will continue as the Company’s chief executive officer.
Mr. Ravishankar, age 54, joined the Company on December 5, 2011 as its Vice President, New Ventures and Acquisitions, and was appointed to its board of directors on October 1, 2012, at which time he also became the Company’s Executive Vice President.  He has extensive background in global operations, especially in the areas of manufacturing, new technologies and product development. Prior to joining the Company, his roles included positions as the Vice President of Operations with responsibility for finance and operations with Colorado Assoc. for Manufacturing and Technology, Director of Innovation and Technology at Otis Elevator, and similar positions at Intel Corporation and Booz & Company. He holds an MBA from the Sloan School and an MS in Materials Science from the Massachusetts Institute of Technology, an MS in Chemical Engineering from the University of Cincinnati and a B.Tech in Chemical Engineering from the University of Madras in India.

Item 7.01                          Regulation FD Disclosure.
On January 27, 2015, the Company issued a press release regarding the appointment of Mr. Ravishankar as its president. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 9.01                          Financial Statements and Exhibits.
                  (d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Lifeloc Technologies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2015	LIFELOC TECHNOLOGIES, INC.

	By:	/s/ Vern D. Kornelsen
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release of Lifeloc Technologies, Inc.

* Furnished herewith.